Exhibit 10.1

OMNIBUS AMENDMENT AND REAFFIRMATION AGREEMENT

THIS OMNIBUS AMENDMENT AND REAFFIRMATION AGREEMENT (this “Agreement”), dated as of April 5, 2017, is by and among Staffing 360 Solutions, Inc. (the “Company”), Faro Recruitment America, Inc. (“Faro”), Monroe Staffing Services, LLC (“Monroe”), Longbridge Recruitment 360 Limited (“Longbridge”), The JM Group (IT Recruitment) Limited (“JM”), PeopleServe, Inc. (“PSI”), PeopleServe PRS, Inc. (“PRS”), and Lighthouse Placement Services, Inc. (“Lighthouse” and together with each of the Company, Faro, Monroe, Longbridge, JM, PSI and PRS, collectively, the “Obligors”) and Jackson Investment Group, LLC (the “Purchaser”).

WHEREAS, the Obligors and the Purchaser are parties to that certain Note and Warrant Purchase Agreement, dated as of January 25, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Purchase Agreement) pursuant to which the Company issued that certain Subordinated Secured Promissory Note, dated as of January 25, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Original Subordinated Note”), to the Purchaser in exchange for the purchase price therefore;

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company desires to issue a new subordinated promissory note in the principal amount of $1,650,000 (as amended, supplemented, restated or otherwise modified from time to time, the “Second Subordinated Note”) pursuant to the terms of the Purchase Agreement;

WHEREAS, the obligations of the Company and the other Obligors under the Second Subordinated Note, the Original Subordinated Note and the Purchase Agreement are and shall be secured by (i) that certain Security Agreement, dated as of January 25, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the Obligors and the Purchaser and (ii) that certain Pledge Agreement, dated as of January 25, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”); and

WHEREAS, it is a condition precedent to the issuance of the Second Subordinated Note and the payment of the purchase price by the Purchaser for such note, that the parties enter into this Agreement to, among other things, (i) provide that the obligations of the Company in respect of the Second Subordinated Note, together with all other “Obligations” as such term is defined in the Purchase Agreement, are and at all times hereafter shall continue to be guaranteed by the Subsidiary Guarantors pursuant to Article 4 of the Purchase Agreement and secured by the liens and security interests granted by the Obligors pursuant to the Security Agreement and the Pledge Agreement and (ii) amend certain provisions of the Purchase Agreement.

NOW THEREFORE, in order to induce the Purchaser to purchase the Second Subordinated Note and make available to the Borrower the proceeds thereof in accordance with the terms thereof and of the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendments to the Purchase Agreement.

A.Section 1.1 if hereby amended by amending and restating the following defined terms in their entity with the applicable definitions set forth below:

“Closing” means, collectively or individually, as context may require, the Original Closing and the Second Closing.

“Closing Date” means, collectively or individually, as context may require, the Original Closing Date and the Second Closing Date.

“Maturity Date” means (i) in respect of the Original Subordinated Note, July 25, 2018, or such earlier date upon the acceleration thereof pursuant to Section 9.2 hereof and (ii) in respect of the Second Subordinated Note, June 8, 2019, or such earlier date upon the acceleration thereof pursuant to Section 9.2 hereof; provided, that in the event that the Obligors’ Debt under the MidCap Credit Agreement is at any time hereafter discharged by payment in full in cash or if otherwise consented to in writing by MidCap Senior Agent, the “Maturity Date” in respect of the Second Subordinated Note shall be July 25, 2018, or such earlier date upon the acceleration thereof pursuant to Section 9.2 hereof.

“Pay Proceeds Letter” means (i) in respect of the Original Subordinated Note, that certain Pay Proceeds Letter, dated the Original Closing Date, executed by the Company and addressed to the Purchaser and (ii) in respect of the Second Subordinated Note, that certain Second Pay Proceeds Letter, dated the Second Closing Date, executed by the Company and addressed to the Purchaser.

“Subordinated Note” means, collectively or individually, as the context may require, the Original Subordinated Note and the Second Subordinated Note.

B.Section 1.1 of the Purchase Agreement is hereby further amended by adding the following definitions in appropriate alphabetical order:

“First Omnibus Agreement” means that certain Omnibus and Reaffirmation Agreement, dated as of April 5, 2017, by and among the Obligors and the Purchaser as may be amended, restated, supplemented or otherwise modified from time to time.

“Obligations” shall mean all present and future debt, liabilities and obligations of the Company owing to the Purchaser, or any Person entitled to indemnification hereunder, or any of their respective successors, permitted transferees or permitted assigns, arising under or in connection with this Agreement, the Original Subordinated Note, the Second Subordinated Note or any other Note Document.

“Original Closing” shall mean the closing of the purchase and sale of the Original Subordinated Note and the Warrant, and the payment of the Original Purchase Price therefor, as contemplated by this Agreement and the other Transaction Documents.

“Original Closing Date” shall mean the date upon which all conditions in Section 5.2 have been satisfied (or waived in writing by Purchaser in its sole discretion) and the Original Closing has occurred.

“Original Subordinated Note” shall mean, collectively, the Subordinated Secured Promissory Note, dated the Effective Date, in the principal amount of Seven Million Four Hundred Thousand Dollars ($7,400,000) issued by the Company to the Purchaser on the Original Closing Date pursuant to Section 2.1(a), in substantially the form of Exhibit A hereto, and each other subordinated promissory note now or hereafter delivered to the Purchaser in substitution, replacement or exchange thereof, in each case as amended, restated, supplemented or modified from time to time pursuant to the provisions of this Agreement.

“Second Closing” shall mean the closing of the purchase and sale of the Second Subordinated Note, and the payment of the Second Purchase Price therefor, as contemplated by this Agreement and the other Transaction Documents.

“Second Closing Date” shall mean the date upon which all conditions in Section 4 of the First Omnibus Agreement have been satisfied (or waived in writing by Purchaser in its sole discretion) and the Second Closing has occurred.

“Second Subordinated Note” shall mean, collectively, the Subordinated Secured Promissory Note, dated the Second Closing Date, in the principal amount of One Million Six Hundred Fifty Thousand Dollars ($1,650,000) issued by the Company to the Purchaser on the Second Closing Date pursuant to Section 2.1(b), in substantially the form of Exhibit A to the First Omnibus Agreement, and each other subordinated promissory note now or hereafter delivered to the Purchaser in substitution, replacement or exchange thereof, in each case as amended, restated, supplemented or modified from time to time pursuant to the provisions of this Agreement.

“Transaction Documents” means collectively, this Agreement, the Original Subordinated Note, the Second Subordinated Note, the Security Documents, the Warrant Documents, the Post-Closing Letter Agreement, the MidCap Intercreditor Agreement, the Acknowledgment and Reaffirmation Agreement, the Pay Proceeds Letter, the Second Pay Proceeds Letter, together with any other guaranty now or hereafter executed by any Obligor in favor of the Purchaser, and all consents, notices, documents, certificates and instruments heretofore, now or hereafter executed by or on behalf of any Obligor, and delivered to the Purchaser in connection with this Agreement, the Security Documents, the Warrant or the transactions contemplated thereby, each as amended, restated, supplemented or otherwise modified from time to time.

C.Section 2 of the Purchase Agreement is hereby amended by deleting Section 2.1 in the entirety and replacing it with the following:

2.1(a) Purchase and Sale of Original Subordinated Note and Warrant.  The Company hereby agrees to sell to the Purchaser and, subject to the terms and conditions set forth herein and in reliance upon the representations and warranties of the Company contained herein, Purchaser agrees to purchase from the Company the Original Subordinated Note and the Warrant for an aggregate total purchase price of Seven Million Four Hundred Thousand Dollars ($7,400,000) (the “Original Purchase Price”), subject to the conditions as provided below in this Section and to the satisfaction, on or prior to February 8, 2017 (or such later date as the parties hereto may mutually agree in writing), of each of the conditions precedent set forth in Section 5.2, to be paid in a single advance of Seven Million Four Hundred Thousand Dollars ($7,400,000) (the “First Advance”) on the Original Closing Date, as provided in the immediately succeeding sentence.  Upon satisfaction of all conditions to the Original Closing set forth in Section 5.2 on or prior to February 8, 2017 (or such later date as the parties hereto may mutually agree in writing), at the Original Closing the Purchaser shall pay the First Advance to the Company by wire transfer pursuant to the instructions of the Company as set forth in the Pay Proceeds Letter.  The purchase price consideration attributable to the Warrant shall be deemed fully paid and satisfied upon the funding of the First Advance on the Original Closing Date. For the avoidance of doubt, if the conditions precedent set forth in Section 5.2 are not satisfied (or waived in writing by Purchaser in its sole discretion) on or prior to February 8, 2017 (or such later date as the parties hereto may mutually agree in writing), then Purchaser shall be under no obligation to purchase the Original Subordinated Note and Warrant and pay the Original Purchase Price and, in such case, Purchaser shall return to the Company the Original Subordinated Note and Warrant, which shall not be considered issued and outstanding unless and until the Original Closing has occurred (as evidenced by payment of the Advance to the Company as provided above in this Section 2.1(a) on the Original Closing Date).

2.1(b) Purchase and Sale of Second Subordinated Note.  The Company hereby agrees to sell to the Purchaser and, subject to the terms and conditions set forth herein and in reliance upon the representations and warranties of the Company contained herein, Purchaser agrees to purchase from the Company the Second Subordinated Note for an aggregate total purchase price of One Million Six Hundred Fifty Thousand Dollars ($1,650,000) (the “Second Purchase Price”), subject to the conditions as provided below in this Section and to the satisfaction of each of the conditions precedent set forth in Section 4 of the First Omnibus Agreement, to be paid in a single advance of One Million Six Hundred Fifty Thousand Dollars ($1,650,000) (the “Second Advance”) on the Second Closing Date, as provided in the immediately succeeding sentence.  Upon satisfaction of all conditions to the Second Closing set forth in Section 4 of the First Omnibus Agreement, at the Second Closing the Purchaser shall pay the Second Advance to the Company by wire transfer pursuant to the instructions of the Company as set forth in the Second Pay Proceeds Letter.  For the avoidance of doubt, if the conditions precedent set forth in Section 4 of the First Omnibus Agreement are not satisfied (or waived in writing by Purchaser in its sole discretion), then Purchaser shall be under no obligation to purchase the Second Subordinated Note and pay the Second Purchase Price and, in such case, Purchaser shall return to the Company the Second Subordinated Note, which shall not be considered issued and outstanding unless and until the Second Closing has occurred (as evidenced by payment of the Second Advance to the Company as provided above in this Section 2.1(b) on the Second Closing Date).

D.Section 2 of the Purchase Agreement is hereby amended by deleting the second sentence of Section 2.2 in the entirety and replacing it with the following:

2.2 Pursuant to GAAP and the applicable Treasury Regulations, the Company and the Purchaser agree that the aggregate amount of such original issue discount and the aggregate value of the Warrant for four million five hundred twenty-seven thousand, five hundred thirty-seven (4,527,537) (subject to adjustment as provided in the terms of the Warrant) shares of Common Stock of the Company is Two Hundred Fifty-Two Thousand Dollars ($252,000), which original issue discount and value of such Warrant shall be allocated to the Subordinated Note.

E.Section 2 of the Purchase Agreement is hereby amended by deleting the first sentence of Section 2.3(b) in the entirety and replacing it with the following:

2.3(b)Notwithstanding anything to the contrary contained in Original Subordinated Note or any other Transaction Document, the Purchaser shall have the sole option (exercised in its sole discretion) to receive, in lieu of any cash interest payment otherwise due and payable under the Subordinated Note, up to one-half (50%) of such cash interest payment in the form of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company, at the conversion rate of $1.50 per share of Common Stock and on the terms as further specified in the Subordinated Note.

F.Section 7 of the Purchase Agreement is hereby amended by deleting the first sentence of Section 7.14(a) in its entirety and replacing it with the following:

7.14(a)Registration Rights. The Interest Conversion Shares issuable to pay accrued interest under the Subordinated Note pursuant to Section 2.3(b), the Warrant Exercise Shares (as defined in the Warrant Agreement) issuable upon exercise of Warrants, and the Commitment Fee Shares, will be included in an existing Form S-3 Shelf Registration Statement with a resale prospectus through an amendment to such registration statement if permitted or through a new resale registration statement, either of which shall be filed by the Company with the SEC at the Company’s sole expense not later than, in respect of the Interest Conversion Shares issuable to pay accrued interest under the Original Subordinated Note, the Warrant Exercise Shares and the Initial Commitment Fee Shares, forty-five (45) days after the Closing Date and, in respect of the Interest Conversion Shares issuable to pay accrued interest under the Second Subordinated Note, Second

Subordinated Note Fee Shares and the Maturity Extension Fee Shares, forty-five (45) days of the Second Closing Date.

G.Section 7 of the Purchase Agreement is hereby amended by deleting Section 7.15 in the entirety and replacing it with the following:

7.15Closing Commitment Fee.  The Company shall issue to the Purchaser 1,650,000 shares of the Company's Common Stock (the "Initial Commitment Fee Shares") as a closing commitment fee, which fee shall be due and payable in full and such shares shall be issued not later than five (5) days after the Original Closing Date. The Initial Commitment Fee Shares shall be evidenced by an original share certificate duly executed and validly issued and delivered by the Company to the Purchaser, representing 1,650,000 shares of Common Stock of the Company.  In connection with the closing of the Second Subordinated Note, the Company hereby covenants and agrees that it shall issue to the Purchaser a total of 667,905 shares of the Company’s Common Stock (the “Second Subordinated Note Fee Shares”), as a closing commitment fee, which fee shall be due and payable in full as follows:  296,984 of such shares shall be issued and delivered by Company to Purchaser on the Second Closing Date and 370,921 of such shares shall be issued and delivered by Company to Purchaser not later than three (3) Business Days after the earlier of (i) approval by the shareholders of the Company of the issuance of the Warrant shares and the Second Subordinated Note Fee Shares to the Purchaser or (ii) such time as NASDAQ listing requirements no longer require such approval. Purchaser acknowledges that the Company may not issue additional shares of Common Stock to Purchaser unless the Company has obtained such stockholder approval pursuant to NASDAQ Marketplace Rule 5635(d), or a waiver from the NASDAQ Stock Market of the Company’s compliance with Rule 5635(d), and that Amendment 1 to the Warrant Agreement caps the issuance of the Company’s Common Stock to Purchaser at 1,946,985 shares, which represents 19.9% of the Company’s outstanding shares of Common Stock on January 26, 2017. The Second Subordinated Note Fee Shares shall be evidenced by one or more original share certificates duly executed and validly issued and delivered by the Company to the Purchaser, representing an aggregate amount of 667,905 shares of Common Stock of the Company.  In the event the Company has not fully and irrevocably discharged all of the Obligations arising under the Second Subordinated Note by the payment in full in cash on or prior to July 16, 2018 (the “Fee Trigger Date”), the Company shall issue to the Purchaser 200,000 shares of the Company’s Common Stock (the “Maturity Extension Fee Shares” and together with the Initial Commitment Fee Shares and the Second Subordinated Note Fee Shares, collectively, the “Commitment Fee Shares”) as an additional fee, which fee shall be due and payable in full and such shares shall be issued not later than five (5) days after the Fee Trigger Date.

H.Section 8 of the Purchase Agreement is hereby amended by deleting Section 8.17(c) in the entirety and replacing it with the following:

(c)Total Leverage Ratio.  Commencing December 31, 2016 through and including March 31, 2017, the Obligors will not, as of the end of any Fiscal Month, permit the Total Leverage Ratio, calculated on a trailing T12M basis, to be greater than 5.6 to 1.00. Commencing April 1, 2017 and until such time as all Obligations are paid, satisfied and discharged in full, the Obligors will not permit the Total Leverage Ratio as of the end of any Fiscal Month, calculated on a trailing T12M basis and averaged over such current Fiscal Month and the immediately preceding two months, to be greater than 6.0 to 1.00.  By way of example only,  (a) for the Fiscal Month ended April 30, 2017, the trailing T12M Adjusted EBITDA would be calculated based upon the arithmetic average of the trailing T12M Adjusted EBITDA for each of the Fiscal Months ended February 28, 2017, March 31, 2017 and April 30, 2017, and (b) for the Fiscal Month ended May 31, 2017, the trailing T12M Adjusted EBITDA would be calculated based upon the arithmetic average of the trailing T12M Adjusted EBITDA for each of the Fiscal Months ended  March 31, 2017, April 30, 2017 and May 31, 2017.

2.Amendments to Security Documents.

A.The Security Agreement is hereby amended as follows: (i) the term “Secured Obligations” as defined in the Security Agreement shall be deemed to include, without limitation, the following additional obligations (a) all obligations, covenants, agreements and liabilities, of the Company and the other Obligors under the Transaction Documents (including, without limitation, the Second Subordinated Note), and (b) the obligation of the Company to pay all amounts when due under the Second Subordinated Note and the other Transactions Documents including, without limitation, all principal, accrued interest, fees and other amounts, (ii) all references in the Security Agreement to the “Note” shall be deemed to also refer to the Second Subordinated Note and (ii) all references in the Security Agreement to the “Note Documents” shall be deemed to refer to the Transaction Documents as defined in the Purchase Agreement as amended hereby.

B.The Pledge Agreement is hereby amended as follows: (i) the term “Secured Obligations” as defined in the Pledge Agreement shall be deemed to include, without limitation, the following additional obligations (a) all obligations, covenants, agreements and liabilities, of the Company and the other Obligors under the Transaction Documents (including, without limitation, the Second Subordinated Note), and (b) the obligation of the Company to pay all amounts when due under the Second Subordinated Note and the other Transactions Documents including, without limitation, all principal, accrued interest, fees and other amounts, (ii) all references in the Pledge Agreement to the “Note” shall be deemed to also refer to the Second Subordinated Note and (ii) all references in the Pledge Agreement to the “Note Documents” shall be deemed to refer to the Transaction Documents as defined in the Purchase Agreement as amended hereby.

3.Reaffirmation. Each of the Obligors hereby reaffirms (a) all of its obligations under the Transaction Documents, and agrees that this Agreement and all documents, agreements and instruments executed in connection herewith do not operate to reduce or discharge any Obligor’s obligations under the Transaction Documents, and (b) the continuing security interests in its respective assets granted in favor of the Purchaser pursuant to the Security Documents.  Each of the Obligors hereby (i) acknowledges and consents to the execution, delivery and performance of this Agreement and the Second Subordinated Note, (ii) acknowledges and agrees that its guarantee of the Obligations includes, without limitation, all principal, interest, fees and other amounts now or hereafter due by the Company under the Second Subordinated Note, and the other Transaction Documents, (iii) ratifies all the provisions of, and reaffirms its obligations under, the guarantee set forth in Article 4 of the Purchase Agreement and any other Transaction Document to which it is a party and confirms that all provisions of each such document are and shall remain in full force and effect in accordance with its terms, and (iv) reaffirms the continuing security interests in its assets granted in favor of the Purchaser pursuant to the Security Documents.

4.Conditions Precedent: This Agreement shall not become effective until and the obligations of the Purchaser to purchase the Second Subordinated Note and pay the Second Purchase Price therefore are subject to satisfaction (or waiver by the Purchaser in its sole discretion, which such waiver must be in writing signed by Purchaser and specifically reference this Section 4) of each of the following conditions:

A.No Injunction, etc.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the Second Subordinated Note or the consummation of the transactions contemplated hereby or thereby, or which, in Purchaser’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the Second Subordinated Note.

B.Documentation.  The Purchaser shall have received, on or prior to the Second Closing Date, the following, each in form and substance satisfactory to the Purchaser and its counsel:

(i)duly executed counterparts of this Agreement;

(ii)the Second Subordinated Note in the principal amount of One Million Six Hundred Fifty Thousand Dollars ($1,650,000) duly executed and issued by the Company to the Purchaser;

(iii)the Second Pay Proceeds Letter, duly executed by the Company, directing application of the proceeds of the funded Second Purchase Price to the payment of fees and expenses owed by the Company to the Purchaser and as otherwise provided therein, all in form and substance satisfactory to the Purchaser;

(iv)the Amendment No. 2 to the Warrant, duly executed by the Company;

(v)Secretary Certificate for the Company, (a) certifying that the copies of the certificate of formation, organization or jurisdictional equivalent of each Obligor furnished to the Purchaser in connection with the Original Closing remain in full force and effect and, since the Original Closing, have not been amended, altered, revoked or rescinded and (b) attaching good standing certificates or jurisdictional equivalent for each Obligor, issued by the relevant Secretary of State and or equivalent governmental authority in which such Obligor is organized, in each case as of a recent date; (c) attaching a copy of resolutions adopted by the governing board of the Company, authorizing the execution, delivery and performance of this Agreement, the Second Subordinated Note, the Warrant Amendment and other related transaction documents, certified as true, complete and correct by the relevant secretary or manager of the Company; and (d) certifying that the officers and members of the Obligors executing this Agreement and the Second Subordinated Note have duly retained their respective office since the Original Closing;

(vi)favorable legal opinion of the General Counsel of the Company, addressed to the Purchaser, covering such matters relating to the Obligors and the transactions contemplated hereby as the Purchaser may reasonably request, and in form and scope reasonably satisfactory to Purchaser and its counsel;

(vii)the Purchaser shall have received evidence of the Company’s unconditional and irrevocable instruction, in form and substance satisfactory to the Purchaser, to VStock Transfer LLC, the Company’s transfer agent, to issue a certificates, on the Second Closing Date, for one or more stock certificates of the Company evidencing the Purchaser’s ownership of the Second Subordinated Note Fee Shares due and payable to the Purchaser on the Second Closing Date; and

(viii)evidence satisfactory to the Purchaser of (a) the execution and delivery by all parties of the Second Amendment to Stock Purchase Agreement, dated as of April 5, 2017 (the “SPA Amendment”), by and between the Company and Discover Growth Fund and (b) the delivery of 300,000 shares of Common Stock of the Company to Discover Growth Fund in accordance with Article II of the SPA Amendment.

C.MidCap Approval.  Purchaser shall have received evidence satisfactory to it of the consent of MidCap Funding X Trust to the incurrence of Debt under the Second Subordinated Note pursuant to the terms and conditions of an amendment to the MidCap Intercreditor Agreement in a form and substance satisfactory to the Purchaser in its sole discretion.

D.No Material Adverse Effect.  No Material Adverse Effect has occurred since May 31, 2016.

E.No Default, Etc.  No Default or Event of Default shall exist.

F.Representations Accurate.  All representations and warranties made by the Obligors contained herein or in any other Transaction Document shall be true and correct in all material respects on and as of the Second Closing Date.  In addition to the foregoing, the Obligors hereby represent and warrant to the Purchaser that (i) since the Original Closing Date, no default, breach or other violation has occurred under or with respect to any Material Contract (including, without limitation, the Existing Senior Secured Debt Documents), (ii) no default, breach or other violation shall arise under any Material Contract (including, without limitation, the Existing Senior Secured Debt Documents) as a result of the Obligors’ execution, delivery and performance of the Second Subordinated Note, this Agreement and the other documents, instruments and agreements contemplated hereby including, without limitation, the incurrence of indebtedness under the Existing Senior Debt Documents and (iii) since the Original Closing, there have been no amendments, modifications, waivers, extensions, forbearances or other alterations of any Material Contract (including, without limitation, the Existing Senior Debt Documents).

G.Payment of Fees and Expenses.  The Company shall have paid to the Purchaser all fees and other amounts due and payable to the Purchaser, including but not limited to the payment of all reasonable and documented out-of-pocket fees and expenses of legal counsel and other advisors to the Purchaser in connection with the transactions contemplated by this Agreement and the Second Subordinated Note and the preparation, negotiation, execution and delivery of the Transaction Documents contemplated thereby.  The Company hereby authorizes the Purchaser to deduct from the proceeds of the Second Purchase Price to be paid for the Second Subordinated Note pursuant to Section 2.1(b) of the Purchase Agreement all such fees and expenses to the extent not paid directly by the Company on or prior to the Second Closing Date.

5.Release.  The Obligors hereby remise, release, acquit, satisfy and forever discharge the Purchaser and its respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Purchaser of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had or now has against the Purchaser and its respective agents, employees, officers, directors, attorneys and all persons acting or purporting to act on behalf of or at the direction of the Purchaser (“Releasees”), for, upon or by reason of any matter, cause or thing whatsoever arising from, in connection with or in relation to any of the Transaction Documents (including this Agreement) through the date hereof; provided, that the foregoing clause shall not apply to a Releasee in the event of fraud or willful misconduct of the such Releasee.  Without limiting the generality of the foregoing, the Obligors waive and affirmatively agree not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest any conduct of the Purchaser or other Releasees on or prior to the date hereof; provided, that the foregoing clause shall not apply to a Releasee in the event of fraud or willful misconduct of such Releasee.

6.This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic transmissions, e.g. .pdf), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7.This Agreement shall be deemed and shall constitute a “Note Document” and “Transaction Document” as such terms are defined in the Purchase Agreement. Except as modified and amended herein, the Purchase Agreement, the Security Agreement and Pledge Agreement remain in full force and effect.

8.THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS).

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused this Omnibus Amendment and Reaffirmation Agreement to be duly executed by its authorized officers, and the Purchaser, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

COMPANY: STaffing 360 solutions, inc. By: /s/ Brendan Flood Name: Brendan Flood Title: Executive Chairman

SUBSIDIARY GUARANTORS:
FARO RECRUITMENT AMERICA, INC. By: /s/ Brendan Flood Name: Brendan Flood Title: Executive Chairman MONROE STAFFING SERVICES, LLC By: /s/ Brendan Flood Name: Brendan Flood Title: Executive Chairman

STAFFING 360 SOLUTIONS LIMITED

By: /s/ Brendan Flood

Name:  Brendan Flood

Title:    Executive Chairman

LONGBRIDGE RECRUITMENT 360 LIMITED

By: /s/ Brendan Flood

Name: Brendan Flood

Title:   Executive Chairman

THE JM GROUP (IT RECRUITMENT) LIMITED

By: /s/ Brendan Flood

Name:  Brendan Flood

Title:    Executive Chairman

PEOPLESERVE, INC.

By: /s/ Brendan Flood

Name:  Brendan Flood

Title:    Executive Chairman

PEOPLESERVE PRS, INC.

By: /s/ Brendan Flood

Name:  Brendan Flood

Title:    Executive Chairman

LIGHTHOUSE PLACEMENT SERVICES, INC.

By: /s/ David Faiman

Name:  David Faiman

Title:    Secretary and Treasurer

PURCHASER: JACKSON INVESTMENT GROUP, LLC By: /s/ Richard L. Jackson Name: Richard L. Jackson Title: Chief Executive Officer

EXHIBIT A

NEITHER THIS NOTE, NOR ANY SECURITIES CONSTITUTING INTEREST CONVERSION SHARES (DEFINED BELOW) THAT MAY BE ISSUED AS PROVIDED HEREIN, HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT.  THIS NOTE AND ANY SECURITIES CONSTITUTING INTEREST CONVERSION SHARES (DEFINED BELOW) THAT MAY BE ISSUED AS PROVIDED HEREIN, MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The indebtedness and securities evidenced hereby are subordinated in accordance with and subject to the terms of that certain Subordination Agreement (as amended, restated, supplemented or modified from time to time, the “Subordination Agreement”), dated as of January 25, 2017, by and among Jackson Investment Group, LLC, a Georgia limited liability company, (“Subordinated Lender”), Staffing 360 Solutions, Inc., a Nevada corporation (“Parent”), certain of the Parent’s subsidiaries party thereto and MidCap Funding X Trust, in its capacity as agent (together with its affiliates and their respective successors and assigns, “Senior Agent”) for the Senior Lenders (as defined in the Subordination Agreement), and each holder and transferee of this instrument or agreement, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

6% SUBORDINATED SECURED NOTE

$1,650,000	April 5, 2017

FOR VALUE RECEIVED, the undersigned, STAFFING 360 SOLUTIONS, INC., a Nevada corporation (the “Company”), hereby promises to pay to Jackson Investment Group, LLC (together with its successors and assigns, the “Purchaser”), the principal sum of ONE Million SIX HUNDRED fifty THOUSAND Dollars ($1,650,000) on June 8, 2019 (or such earlier date upon any acceleration of this Note as provided for herein, the “Maturity Date” provided, that in the event that the Obligors’ Debt under the MidCap Credit Agreement is at any time hereafter discharged by payment in full in cash or if otherwise consented to in writing by MidCap Senior Agent, the “Maturity Date” in respect of this Note shall be July 25, 2018 or such earlier date upon acceleration of this Note as provided for herein), together with interest (computed on the basis of a 360-day year of twelve 30 day months) (a) on the unpaid balance hereof at the rate of six percent (6.00%) per annum, accruing from and after the Second Closing Date (as defined in the Purchase Agreement referenced below) and until the entire principal balance of this 6% Subordinated Secured Note (this “Note”) shall have been repaid in full, and (b) to the extent permitted by law, on any overdue payment of principal or interest, at a rate per annum from time to time equal to five percent (5%) in excess of the rate of interest otherwise payable hereunder.

Payments of principal, interest and any other amount due with respect to this Note are to be made in lawful money of the United States of America at the address of the Purchaser as specified in Section 10.1 of the Purchase Agreement (defined below) or at such other place as shall have been designated by the Purchaser by written notice from the Purchaser to the Company.

This Note has been issued pursuant to that certain Note and Warrant Purchase Agreement, dated as of the date hereof (as amended, restated supplemented or modified from time to time, the “Purchase Agreement”), among the Company, the Subsidiary Guarantors party thereto and the Purchaser, and is entitled to the benefits thereof and is secured by and entitled to the benefits of the Security Documents and is guaranteed by each of the Subsidiary Guarantors pursuant to the guaranty provided for in Article 4 of the Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Purchase Agreement.

This Note is a registered Note and, as provided in the Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount (less any principal amount repaid prior to such transfer in accordance with the Purchase Agreement) will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.  The transfer or assignment of this Note by the Purchaser is subject to the provisions of Section 10.5 of the Purchase Agreement, and so long as no Default or Event of Default exists, the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned).

This Note is subject to optional prepayment, in whole or from time to time in part, without penalty or premium, subject to the notice and other requirements as provided in Section 2.4(b) of the Purchase Agreement.

All accrued and unpaid interest on the outstanding principal balance of the Subordinated Note shall be due and payable in full on the Maturity Date, provided that (i) Purchaser may require a portion of such accrued interest to be paid in Interest Conversion Shares (as defined below) pursuant to Section 2.3(b) of the Purchase Agreement and as provided below in this Note, and (ii) upon any prepayment of this Note or any portion thereof, accrued and unpaid interest shall be payable with respect to the principal amount of this Note so prepaid on such date of prepayment (subject to the right of Purchaser as set forth in Section 2.3(b) of the Purchase Agreement to receive Interest Conversion Shares in lieu of cash interest).

Purchaser shall have the sole option (exercised in its sole discretion) to receive, in lieu of any cash interest payment otherwise due and payable hereunder, up to one-half (1/2) of such cash interest payment in the form of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company, at the conversion rate of $1.50 per share.  Any such shares of Common Stock of the Company issued in lieu of a cash interest payment on this Note are referred to herein as “Interest Conversion Shares”.  Purchaser may exercise said option with respect to any accrued interest on this Note by notifying the Company in writing (which may be made by electronic email) of Purchaser’s election to receive shares of Common Stock of the Company in lieu of any cash interest payment at any time prior to the payment of such interest by the Company to Purchaser and within three (3) Business Days after such cash interest payment has been received by the Purchaser (in which case, Purchaser shall return such cash interest payment in exchange for the issuance and receipt of an appropriate amount of Interest Conversion Shares).

If an Event of Default occurs and is continuing, the principal of this Note and accrued interest on this Note may be accelerated and declared or otherwise become due and payable in the manner and with the effect provided in the Purchase Agreement.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS). THE TERMS OF SECTIONS 10.12 AND 10.13 OF THE PURCHASE AGREEMENT WITH RESPECT TO SUBMISSION TO JURISDICTION, CONSENT TO SERVICE OF PROCESS, VENUE AND WAIVER OF JURY TRIAL ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AND THE COMPANY AGREES TO SUCH TERMS.

In no event shall the amount or rate of interest due and payable under this Note exceed the maximum amount or rate of interest allowed by Applicable Law and, in the event any such excess payment is made by the Company or received by Purchaser, such excess sum shall be credited as a payment of principal or, if no principal shall remain outstanding, shall be refunded to the Company.  It is the express intent hereof that Company shall not pay and Purchaser not receive, directly or indirectly or in any manner, interest in excess of that which may be lawfully paid under Applicable Law.

The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

On and after the effective time of the consummation of the Reincorporation, all references herein to the “Company” shall be deemed to refer to Staffing 360 Solutions, Inc., a Delaware corporation, as successor by merger to the Company.

STAFFING 360 SOLUTIONS, INC. By:___________________ Name: Brendan Flood Title: Executive Chairman

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